 As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-187632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orchid Island Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-3269228 (I.R.S. Employer Identification No.)

3305 Flamingo Drive Vero Beach, Florida (Address of Principal Executive Office)	32963 (Zip Code)

ORCHID ISLAND CAPITAL, INC. 2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert E. Cauley

Chief Executive Officer, President and Chairman of the Board
3305 Flamingo Drive

Vero Beach, Florida 32963

(Name and address of agent for service)

(772) 231-1400
(Telephone number, including area code, of agent for service)

Copies to:

S. Gregory Cope

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue NW

Suite 500 West

Washington, DC 20037

(202) 639-6526

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to Registration Statement No. 333-187632 on Form S-8 (the “Prior Registration Statement”) filed by Orchid Island Capital, Inc., a Maryland corporation (the “Registrant”), with the Securities and Exchange Commission on March 29, 2013, pertaining to the registration of 4,000,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”), under the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (as amended from time to time, the “2012 Plan”).

On June 15, 2021, the Registrant’s shareholders approved the Orchid Island Capital, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which the Registrant has reserved an aggregate of up to 7,366,623 shares of Common Stock for issuance thereunder. In connection with the approval of the 2021 Plan, 3,366,623 shares of Common Stock that were registered on the Prior Registration Statement are no longer available for issuance under the 2012 Plan but are instead available for issuance under the 2021 Plan.

In accordance with an undertaking made by the Registrant in Part II of the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration the 3,366,623 shares of Common Stock registered but which remain unsold under the Prior Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida on June 18, 2021.

ORCHID ISLAND CAPITAL, INC.

/s/ Robert E. Cauley

Name:	Robert E. Cauley
Title:	Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons on behalf of the Registrant and in the capacities on June 18, 2021.

Signature	Title

/s/ Robert E. Cauley	Chief Executive Officer, President and Chairman of the Board
Robert E. Cauley	(Principal Executive Officer)

*	Secretary, Chief Financial Officer, Chief Investment Officer and Director
George H. Haas, IV	(Principal Financial and Accounting Officer)

*	Director
Ava L. Parker

*	Director
Frank P. Filipps

/s/ Paula Morabito	Director
Paula Morabito

*	Director
W Coleman Bitting

* By	/s/ Robert E. Cauley
Robert E. Cauley
Attorney-in-Fact